UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
CARDIOVASCULAR SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	41-1698056

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
651 Campus Drive
St. Paul, Minnesota 55112-3495
(Address of Principal Executive Office and Zip Code)
Cardiovascular Systems, Inc. Amended and Restated 2006 Employee Stock Purchase Plan
(Full Title of the Plan)
Laurence L. Betterley
Chief Financial Officer
Cardiovascular Systems, Inc.
651 Campus Drive
St. Paul, Minnesota 55112-3495
(651) 259-1600
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Robert K. Ranum, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
Fax: (612) 492-7077
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $0.001 per share (Reserved for Future Sales)	161,500 shares	$6.50	$1,049,750.00	$58.58

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, there is also being registered hereunder an indeterminate number of shares of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to antidilution provisions of the plan.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on April 29, 2009.

SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1
EX.23.2
EX-99.1

     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s Amended and Restated 2006 Employee Stock Purchase Plan. The contents of the Registration Statement on Form S-8, Reg. No. 333-135954 are incorporated herein by reference.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on May 5, 2009.

CARDIOVASCULAR SYSTEMS, INC.
By	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
     Each of the undersigned constitutes and appoints David L. Martin and Laurence L. Betterley his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Cardiovascular Systems, Inc. relating to the Company’s Amended and Restated 2006 Employee Stock Purchase Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date listed below.

Signature	Title	Date

/s/ David L. Martin David L. Martin	President, Chief Executive Officer and Director (principal executive officer)	May 5, 2009

/s/ Laurence L. Betterley Laurence L. Betterley	Chief Financial Officer (principal financial and accounting officer)	May 5, 2009

/s/ Edward Brown Edward Brown	Director	May 5, 2009

/s/ Brent G. Blackey Brent G. Blackey	Director	May 5, 2009

/s/ John H. Friedman John H. Friedman	Director	May 5, 2009

/s/ Geoffrey O. Hartzler Geoffrey O. Hartzler	Director	May 5, 2009

/s/ Roger J. Howe Roger J. Howe	Director	May 5, 2009

Signature	Title	Date

/s/ Augustine Lawlor Augustine Lawlor	Director	May 5, 2009

/s/ Glen D. Nelson Glen D. Nelson	Director	May 5, 2009

/s/ Gary M. Petrucci Gary M. Petrucci	Director	May 5, 2009

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of KPMG LLP

23.3	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Amended and Restated 2006 Employee Stock Purchase Plan